As filed with the Securities and Exchange Commission on May 22, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SLM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	12061 Bluemont Way Reston, Virginia 20190 (Address of Principal Executive Offices Including Zip Code)	52-2013874
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

SLM CORPORATION DIRECTORS EQUITY PLAN

SLM CORPORATION 2009-2012 INCENTIVE PLAN

(Full Title of the Plan)

Mark L. Heleen, Esq. Executive Vice President and General Counsel SLM Corporation 12061 Bluemont Way Reston, Virginia 20190 (703) 810-3000	Copies to: Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036 (202) 955-8500

(Name and Address of Agent For Service)

(703) 810-3000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.20 par value per share	1,000,000 shares(2)	$5.57(2)	$5,570,000(2)	$311.00
Common Stock, $0.20 par value per share	37,504,884 shares(3)	$5.57(3)	$208,902,203(3)	$11,657.00

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, there is also being registered such additional shares of Common Stock that become available under the foregoing plans in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Relates to Common Stock to be issued pursuant to the SLM Corporation Directors Equity Plan. The maximum offering price per share is estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act based upon the average high and low prices for the Common Stock on May 15, 2009, which was $5.57.
(3)	Relates to Common Stock to be issued pursuant to the SLM Corporation 2009-2012 Incentive Plan. The maximum offering price per share is estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act based upon the average high and low prices for the Common Stock on May 15, 2009, which was $5.57.

INTRODUCTION

This Registration Statement on Form S-8 is filed by SLM Corporation, a Delaware corporation (the “Registrant” or the “Company”) relating to: (a) 1,000,000 shares of the Company’s Common Stock, par value $.20 per share (the “Common Stock”), to be issued under the SLM Corporation Directors Equity Plan; and (b) shares of Common Stock to be issued under the SLM Corporation 2009-2012 Incentive Plan, consisting of (i) 27,504,884 shares of Common Stock authorized to be issued under the SLM Corporation Incentive Plan and the SLM Corporation Management Incentive Plan (the “Prior Plans”), that are not actually issued under the Prior Plans by reason of cancellation, forfeiture or net-settlement of awards and (ii) 10,000,000 additional shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in one or more prospectuses for the Company’s Directors Equity Plan and 2009-2012 Incentive Plan that are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Registrant’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above.

3.	The description of the Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Registrant’s Registration Statement on Form 8-A dated August 7, 1997, as amended on July 27, 1999, together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Registrant’s Exchange Act file number with the Commission is 001-13251.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Registrant by Carol Rakatansky, Vice President and Corporate Secretary of the Registrant. Ms. Rakatansky is employed by the Registrant and is eligible to participate in the 2009-2012 Incentive Plan from time to time.

Item 6.	Indemnification of Directors and Officers.

Article VIII of the Registrant’s By-Laws provides for indemnification of the officers and directors of SLM Corporation to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides, in relevant part, that a corporation organized under the laws of Delaware shall have the power, and in certain cases the obligation, to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, he or she had no reason to believe his or her conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in right of the corporation, provided such person acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

The directors and officers of the Registrant and its subsidiaries are covered by a policy of insurance under which they are insured, within the limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant

4.2	Bylaws of the Registrant

5.1	Opinion of Carol Rakatansky, Esq., Vice President and Corporate Secretary of SLM Corporation*

10.1	SLM Corporation Directors Equity Plan

10.2	SLM Corporation 2009-2012 Incentive Plan

23.1	Consent of Carol Rakatansky, Esq. (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Accounting Firm

24.1	Power of Attorney (included on the signature page of this Registration Statement)

* Please refer to Item 5, “Interests of Named Experts and Counsel”.

Item 9.	Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on this 22nd day of May, 2009.

SLM CORPORATION

By:	/s/ Albert L. Lord
Name:	Albert L. Lord
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Mark Heleen, Executive Vice President and General Counsel, and Carol Rakatansky, Vice President and Corporate Secretary, and each of them severally as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ Albert L. Lord Albert L. Lord	Chief Executive Officer (Principal Executive Officer) and Vice Chairman of the Board of Directors	May 22, 2009

/s/ John F. Remondi John F. Remondi	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Vice Chairman	May 22, 2009

/s/ Anthony P. Terracciano Anthony P. Terracciano	Chairman of the Board of Directors	May 22, 2009

/s/ Ann Torre Bates Ann Torre Bates	Director	May 22, 2009

/s/ William M. Diefenderfer, III William M. Diefenderfer, III	Director	May 22, 2009

/s/ Diane Suitt Gilleland Diane Suitt Gilleland	Director	May 22, 2009

/s/ Earl A. Goode Earl A. Goode	Director	May 22, 2009

/s/ Ronald F. Hunt Ronald F. Hunt	Director	May 22, 2009

/s/ Michael E. Martin Michael E. Martin	Director	May 22, 2009

/s/ Barry A. Munitz Barry A. Munitz	Director	May 22, 2009

/s/ Howard H. Newman Howard H. Newman	Director	May 22, 2009

/s/ A. Alexander Porter, Jr. A. Alexander Porter, Jr.	Director	May 22, 2009

/s/ Frank C. Puleo Frank C. Puleo	Director	May 22, 2009

/s/ Wolfgang Schoellkopf Wolfgang Schoellkopf	Director	May 22, 2009

/s/ Steven L. Shapiro Steven L. Shapiro	Director	May 22, 2009

/s/ J. Terry Strange J. Terry Strange	Director	May 22, 2009

/s/ Barry L. Williams Barry L. Williams	Director	May 22, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant

4.2	Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.1(II) of the Registrant’s Form 8-K filed August 6, 2008

5.1	Opinion of Carol Rakatansky, Esq., Vice President and Corporate Secretary of SLM Corporation*

10.1	SLM Corporation Directors Equity Plan

10.2	SLM Corporation 2009-2012 Incentive Plan

23.1	Consent of Carol Rakatansky, Esq. (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Accounting Firm

24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	Please refer to Item 5, “Interests of Named Experts and Counsel”.